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                                                                   Exhibit 10.10

                                 TRIBUNE COMPANY
                1996 NONEMPLOYEE DIRECTOR STOCK COMPENSATION PLAN
              (AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 11, 2003)

                                    ARTICLE I
                                     GENERAL

1.1 PURPOSE. Tribune Company, a Delaware corporation (the "Company"), hereby adopts this 1996 Nonemployee Director Stock Compensation Plan (the "Plan"). The purpose of the Plan is to increase the stock ownership of nonemployee directors, to further align their interests with those of the Company's other stockholders and to foster and promote the long-term financial success of the Company by attracting and retaining outstanding nonemployee directors by enabling them to participate in the Company's growth through stock ownership.

1.2 PARTICIPATION. Only directors of the Company who at the time an award is made meet the following criteria ("Directors") shall receive awards under the
Plan: (a) the director is not an employee of the Company or any subsidiary of the Company and (b) the director is a "disinterested person" as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any similar rule which may subsequently be in effect ("Rule 16b-3").

1.3 SHARES SUBJECT TO THE PLAN. Shares of stock covered by awards under the Plan may be in whole or in part authorized and unissued or treasury shares of the Company's common stock or such other shares as may be substituted pursuant to Section 4.2 ("Common Stock"). The maximum number of shares of Common Stock, which may be issued for all purposes under the Plan, shall be 300,000 (subject to adjustment pursuant to Section 4.2).

                                   ARTICLE II

2.1 BASIC STOCK AWARDS. Effective on the day after the date of each annual meeting of the stockholders of the Company at which Directors are elected ("Annual Meeting"), commencing with the Annual Meeting in 1998, each Director in office on adjournment of said meeting will automatically be awarded shares of Common Stock which on the date of the Annual Meeting have a Fair Market Value of $50,000 (the "Basic Stock Award"). A Director who is not initially elected at the Annual Meeting shall receive an award for a pro rata portion of the Basic Stock Award on the day following his or her becoming a Director based on the number of months remaining from such date until the anniversary date for the most recent Annual Meeting of the Company divided by twelve.

2.2 SUPPLEMENTAL STOCK AWARDS. Effective on the date of the Basic Stock Award, each Director who is serving as a chairman of a standing committee or subcommittee of

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the Board will automatically be awarded additional shares of Common Stock which on the date of the Annual Meeting have a Fair Market Value of $6,000.

2.3 DEFINITION OF FAIR MARKET VALUE. The term "Fair Market Value" unless otherwise required by any applicable provision of the Internal Revenue Code of 1986, as amended, or any regulations issued hereunder shall mean, as of any date, the closing price of the Common Stock as reported on the New York Stock Exchange Composite Transactions List (or such other consolidated transaction reporting system on which the Common Stock is primarily traded) for such day, or if the Common Stock was not traded on such day, then the next preceding day on which the stock was traded, as reported by such source as the Board of Directors may select. If the Common Stock is not readily tradeable on a national securities exchange or other market system, its Fair Market Value shall be set under procedures established by the Board of Directors on the advice of an investment advisor.

                                   ARTICLE III
                            DEFERRAL OF STOCK AWARDS

3.1 DEFERRAL. Each Director may elect to defer receipt of part or all of any stock awards hereunder. Any such election must be made not less than 30 days prior to the date on which an award is made. The deferred award will be credited to an account established in the Director's name and held subject to the following terms and conditions:

      (a) If the Company pays a cash dividend with respect to its Common Stock at any time while there is a balance in the Director's account, the Company will determine the cash dividend which the Director would have received had the Director been the actual owner of the number of shares shown in the account at the time of the dividend payment. The Company will then determine the additional shares of Common Stock that could have been purchased with the dividend at the fair market value of the stock on the date of dividend payment and add this number to the Director's account.

      (b) The number of whole shares in a Director's account at the time the Director terminates service on the Board shall be delivered in a lump sum on the February 15 following the year in which the Director terminates Board service or in no more than ten equal annual installments commencing on the February 15 following the year in which the Director terminates Board service in accordance with the Director's original or amended deferral election. The value of any fractional shares shall be paid in cash upon termination. A Director may amend an election with respect to the manner of the delivery of shares at any time up to six months prior to the date of termination of service.

      (c) If a Director dies or becomes legally incapacitated, the Company will deliver the shares to the persons designated by the Director by a writing filed with the Company.

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      (d)   The Company's obligations with respect to the deferred stock awards shall not be funded or secured in any manner nor shall the Director's right to receive shares be assignable or transferable voluntarily or involuntarily except as expressly provided herein. However, nothing shall prevent the Company from establishing a rabbi trust to provide a Director additional assurance that the shares subject to a deferred award will be delivered in a timely fashion in accordance with the Director's election.

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

4.1 NONTRANSFERABILITY. No shares awarded under the Plan shall be sold for a period of six months and one day after the date of the award.

4.2 ADJUSTMENTS UPON CERTAIN CHANGES. If any of the events described in Sections 13.1 or 13.2 of the Company's 1997 Incentive Compensation Plan shall occur, the number of shares authorized by the Plan, shall be automatically adjusted on the same basis to give the proper effect to such change so as to prevent the dilution or enlargement of the shares available under Section 1.3 hereof.

4.3 AMENDMENT OR DISCONTINUATION OF PLAN. The Board of Directors may amend the Plan at any time or suspend or discontinue the Plan at any time, but no such action shall adversely affect any prior award; provided that this Plan may not be amended more frequently than once every six months and no amendment shall be adopted which would result in any Director losing his or her status as a "disinterested" administrator under Rule 16b-3 with respect to any employee benefit plan of the Company or result in the Plan losing its status as a protected plan under Rule 16b-3.

4.4 PLAN NOT EXCLUSIVE. The adoption of the Plan does not supersede the 1995 Nonemployee Director Stock Option Plan and shall not preclude the adoption by appropriate means of any other stock or other compensation plan for Directors.

4.5 OTHER PROVISIONS; SECURITIES REGISTRATION. The grant of any award under the Plan may also be subject to other provisions as counsel to the Company deems appropriate, including, without limitation, such provisions as may be appropriate to comply with federal or state securities laws and stock listing requirements.

4.6 RIGHTS OF DIRECTORS. Nothing in the Plan shall confer upon any Director any right to serve as a Director for a period of time or to continue his or her present or any other rate of compensation.

4.7 REQUIREMENTS OF LAW; GOVERNING LAW. The awarding and the issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

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4.8   EFFECTIVE DATE. The Plan was approved by the holders of a majority of the votes of all shares present, or represented, and entitled to be cast on the matter at the 1996 Annual Meeting, became effective as of such Annual Meeting. No grants shall be made hereunder after May 31, 2006.

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